As filed with the Securities and Exchange Commission on June 21, 2023

Registration No. 333-219303

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

Under

The Securities Act of 1933

BIONIK LABORATORIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	27-1340346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Coolidge Hill Road

Watertown, MA 02472

(Address of Principal Executive Offices)

2014 Equity Incentive Plan

(Full Title of the Plan)

Rich Russo Jr.

Chief Executive Officer

Bionik Laboratories Corp.

80 Coolidge Hill Road

Watertown, MA 02472

(Name and Address of Agent for Service)

(617) 926-4800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Bionik Laboratories Corp. (the “Company”) has terminated the offering of its securities pursuant to the registration statement on Form S-8 (Registration No. 333-219303) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 21st day of June, 2023.

BIONIK LABORATORIES CORP.

By:	/s/ Rich Russo Jr.
Rich Russo Jr.
CEO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rich Russo Jr.	Chief Executive Officer (Principal Executive Officer)	June 21, 2023
Rich Russo Jr.

/s/ Dan Gonsalves	Executive Vice President & Chief Financial Officer	June 21, 2023
Dan Gonsalves	(Principal Financial and Accounting Officer)

/s/ Andre Auberton	Chairman of the Board	June 21, 2023
Andre Auberton

/s/ Michal Prywata	Director	June 21, 2023
Michal Prywata

/s/ Remi Gaston Dreyfus	Director	June 21, 2023
Remi Gaston Dreyfus

/s/ Joseph Martin	Director	June 21, 2023
Joseph Martin

/s/ Charles Matine	Director	June 21, 2023
Charles Matine

/s/ Audrey Thevenon	Director	June 21, 2023
Audrey Thevenon